UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 EtG Corporation
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

      Nevada                                                      87-0567854
  (State or jurisdiction of           (Primary Standard        (I.R.S. Employer
incorporation or organization)     Industrial Classification     Identification
                                        Code Number)                   No.)


             1008 SW Mic-O-Say Circle, Blue Springs, Missouri 64015
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


              1008 SW Mic-O-Say Circle Blue Springs, Missouri 64015
--------------------------------------------------------------------------------
                   (Address of principal place of business or
                      intended principal place of business)

    William J. Stutz, 1008 SW Mic-O-Say Circle, Blue Springs, Missouri 64015
                                 (816) 220-1119
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public  October, 1999

                          Copies of communications to:

                              Allen G. Reeves, P.C.
                     900 Equitable Building, 730 17th Street
                             Denver, Colorado 80202
                                 (303) 534-6278

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------

    Title of each                             Proposed maximum     Proposed maximum
 class of securities       Amount to be        offering price     aggregate offering        Amount of
   to be registered         registered            per unit             price(1)         registration fee
--------------------------------------------------------------------------------------------------------
    Common Stock
  $.001 par value             200,000              $1.00               $200,000                $55.60

(1)    Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 EtG CORPORATION

                              CROSS REFERENCE SHEET
                Showing Location in the Prospectus of Information
              Required by Items 1 through 23, Part 1, of Form SB-2

Item Number and Caption                        Caption in Prospectus
-----------------------                        ---------------------

1.   Front of the Registration
     Statement and Outside Front
     Cover Page of Prospectus.............    Outside Front Cover of Prospectus

2.   Inside Front and Outside Back
     Cover Pages of Prospectus............    Inside Front and Outside Back
                                              Cover Pages of Prospectus
3.   Summary Information and Risk
     Factors..............................    Prospectus Summary; Risk Factors;

4.   Use of Proceeds......................    Use of Proceeds

5.   Determination of Offering Price......    Outside Front Cover page of
                                              Prospectus; Risk Factors;
                                              Terms of the Offering

6.   Dilution.............................    Dilution

7.   Selling Security Holders.............    Not Applicable

8.   Plan of Distribution.................    Outside Front Cover; Terms of
                                              the Offering

9.   Legal Proceedings....................    Business

10.  Directors, Executive Officers,
     Promoters and Control Persons.......     Management

11.  Security Ownership of Certain
     Beneficial Owners and Management....     Security Ownership of Certain
                                              Beneficial Owners and Management

12.  Description of Securities...........     Description of Capital Stock

13.  Interests of Named Experts and
     Counsel.............................     Experts; Legal Matters

14.  Disclosure of Commission
     Position on Indemnification
     for Securities Act Liabilities.......    Indemnification

15.  Organization within Last Five
     Years................................    Certain Transactions

16.  Description of Business..............    Prospectus Summary; Business;
                                              Risk Factors
17.  Management's Discussion and
     Analysis or Plan of Operation........    Business

18.  Description of Property..............    Business

19.  Certain Relationships and
     Related Transactions.................    Certain Transactions

20.  Market for Common Equity and
     Related Stockholder Matters..........    Outside Front Cover Page of
                                              Prospectus; Risk Factors

21.  Executive compensation...............    Management; Executive
                                              Compensation

22.  Financial Statements.................    Financial Statements

23.  Changes in and Disagreements
     with Accountants on Accounting
     and Financial Disclosure.............    Not Applicable

                                 200,000 Shares

                                 EtG Corporation

                                  Common Stock
                          (par value $0.001 per share)

     EtG Corporation (the "Company") is offering (the "Offering") hereby 200,000 shares of its common stock (the "Common Stock"). Prior to the Offering, there has been no public market for the Common Stock. For factors that were considered in determining the initial public offering price see "TERMS OF THE OFFERING." The Offering is being made on a "direct participation" basis by the Company.

     Upon completion of the Offering, the present directors, executive officers and principal shareholders of the Company will beneficially own approximately 94% of the outstanding Common Stock. See "RISK FACTORS-Control by Existing Shareholders."

     THESE ARE SPECULATIVE SECURITIES. THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 4 HEREOF.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                Initial Public     Underwriting      Proceeds to
                               Offering Price       Discount(l)      Company(2)
  Per Share  ................      $1.00              $0.00            $1.00
  Total .....................    $200,000             $0.00           $200,000

(1) The Common Stock is being offered on a "direct participation" basis by the Company. No sales commission will be paid for Common Stock sold by the Company. The Company reserves the right to withdraw, cancel or reject an offer in whole or in part. The Offering will terminate on or before __________, 1999. In the Company's sole discretion, the Offering may be extended from time to time but in no event later than one (1) year from the date of this Prospectus. There is no minimum offering amount and no escrow account. Proceeds of this Offering are to be deposited directly into the operating account of the Company. See "TERMS OF THE OFFERING-Plan of Distribution and Offering Period."

(2) Before deducting estimated offering expenses of $40,500 payable by the Company.


             The date of this Prospectus is ________________, 1999.

                              Available Information

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933 with respect to the Offering. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Company will be subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), but is currently not a reporting company. The reports and other information filed by the Company may be inspected and copied at prescribed rates at the public reference facilities of the Commission in Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C., 20549, at the Commission's New York Regional Office located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at its Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Descriptions contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission (including the Company). The address of this Web site is http://www.sec.gov.

     The Company intends to furnish to its shareholders, after the close of each fiscal year, an annual report relating to the operations of the Company and containing audited financial statements examined and reported upon by an independent certified public accountants. In addition, the Company may furnish to shareholders such other reports as may be authorized, from time to time, by the Board of Directors. The Company's year end is December 31.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, all references to the Company include Enjoy The Game, Inc., which is a wholly-owned subsidiary of the Company.

                                   The Company

     The Company was incorporated in the State of Nevada on March 13, 1996, under the name "B & R Ventures, Inc." The Company's name was subsequently changed to "EtG Corporation." On March 28, 1999, the Company acquired all of the issued and outstanding capital stock of Enjoy The Game, Inc., a company incorporated in the State of Missouri as a result of which Enjoy The Game, Inc. became its wholly-owned subsidiary. Prior to this acquisition, the Company was not engaged in any business activities. As used herein, the term "Company" refers to both the Company and its wholly owned subsidiary, Enjoy The Game, Inc.

     The Company is a development stage company with a limited operating history, having commenced operations in August of 1998. The Company is a sports media and merchandising enterprise that promotes the positive aspects of athletic competition. Its primary focus is on educating athletes, coaches, parents and fans on the value of athletics and how to enjoy the art of playing the game. While the Company believes its concepts are applicable to all levels of athletics, it is anticipated that the age group that will benefit the most are the youth sports groups (14 and under), interscholastic athletics and collegiate programs. Educational tools that the Company uses to promote its theme of enjoyable athletic competition include videos, apparel and specialized merchandise. The Company's President, William J. Stutz, also makes live appearances at which he stresses the Company's philosophy. The Company also intends to branch out into the production of various publications to promote its philosophy, including magazines, newsletters, brochures and a full educational curriculum package that incorporates a multi-sport video, as well as instructional materials. The sale and licensing of its products are expected to provide a significant portion of the Company's revenues.

     The Company's principal executive offices are located at 1008 S.W. Mic-O-Say Circle, Blue Springs, Missouri 64015. Its telephone number is (816) 220-1119.

The Offering

    Offering Price per share....................................... $1.00
    Shares offered hereby ........................................200,000
    Shares of Common Stock
             Outstanding prior to the Offering................  3,010,000
             After the Offering.................................3,210,000

Use of Proceeds

     After deducting expenses associated with this Offering, estimated to be $40,500, the net proceeds of this Offering in the approximate amount of $159,500 are expected to be used to produce videos, purchase merchandise, for general and administrative expenses, marketing and promotion expenses and working capital. See "Use of Proceeds" and "Business".

Risk Factors........................Investment in the securities offered by this
                                    Prospectus involves a high degree of risk, including the following risks:
                                    *  Unproven product line and lack of
                                       commercial acceptance
                                    *  Development stage company with no
                                       history of earnings
                                    *  Possible volatility of price of common
                                       stock

                                       See "Risk Factors"

Market for Common Stock.............There is no market for the Shares and there can be no assurance that an active market will develop in the Shares. See "Risk
                                   Factors".




                                  RISK FACTORS

     In addition to other information contained in this Prospectus, the following factors should be carefully considered in evaluating the Company and its business before purchasing the Common Stock offered by this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results in the future could differ significantly from the results discussed or implied in such forward-looking statements. Factors that could cause or contribute to such a difference include, but are not limited to, those discussed immediately below, in the section captioned "Business, " as well as those discussed elsewhere in this Prospectus.

Absence of Operating History; Going Concern Qualifications

     The Company is a newly formed venture without significant assets. The Company's success will depend in part on its ability to deal with the problems, expenses, and delays frequently associated with establishing a new business venture. The Company has derived no significant revenue from operations to date. As of June 30, 1999, the Company has an accumulated deficit of $37,497 and has generated a loss from operations since inception in the amount of $33,641.

Continuing losses are likely before the Company's operations might become profitable and there is no assurance that the Company's operations will ever become profitable. The financial statements accompanying this Prospectus have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, because of a lack of an operating history, a lack of working capital and an unproven business concept, there is substantial doubt about the Company's ability to continue as a going concern. The Company has borrowed funds in the aggregate principal amount of $57,500 from certain individuals, including nonaffiliated shareholders (or affiliates thereof), payable on demand of each of the lenders. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." If payment of these loans is demanded prior to completion of the Offering or in the event the Offering is terminated without having sold all of the shares of Common Stock offered hereby, the Company's ability to continue as an ongoing concern could be greatly affected. See "RISK FACTORS-Risks Associated with Selling Less than All of the Offered Shares of Common Stock and with the Plan of Distribution."

Risks Associated with Unproven Product Line and Marketing Concept

     The Company's proposed plan of operations seeks to exploit an unproven product line and services that may have limited appeal. Further, while management believes that a demand exists for its products and services, there have been no marketing or similar studies done by the Company that would confirm that such a demand exists. Even if such a demand exists, there can be no assurance that the Company's proposed marketing concept will be effective in identifying and fulfilling the demand in a manner which will ever lead to profitable operations.

Risks Associated with Selling Less than All of the Offered Shares of Common Stock and with the Plan of Distribution

     The Company is offering hereby 200,000 shares of Common Stock at $1.00 per share on a "direct participation" basis. There are no assurances that all of the shares of Common Stock offered hereby will be sold. Further, because all of the shares of Common Stock offered hereby may not be sold, there is the risk that the Company may have proceeds which are insufficient to fully implement its business strategy. See "Use of Proceeds". In such event, the Company may be compelled to seek alternative sources of financing, including funding from commercial lenders. There are no assurances that such alternative sources of financing will be available under commercially reasonable terms. In the event the Offering is terminated without having sold all of the shares of Common Stock offered hereby, the Company's ability to continue as an ongoing concern could be greatly affected.

     There is no minimum number of shares of Common Stock that may be sold hereunder and there is no escrow account into which the proceeds of this Offering will be deposited. All proceeds of this Offering will be deposited directly into the Company's operating account and will be immediately commingled with other funds of the Company. See "TERMS OF THE OFFERING." If less than all the shares of Common Stock offered hereby is sold, resulting in the Company's inability to continue as an ongoing concern, an investor may sustain a loss of his or her entire investment. An investment in the Company is therefore immediately at risk.

Dependence on Key Personnel

     The Company is highly dependent on the abilities and continued service of its management, William J. Stutz and Valerie M. Stutz, neither of whom have employment contracts with the Company. The loss of the services of either of these individuals could have a materially adverse effect on the Company. There can be no assurance that the Company will be successful in attracting and retaining the personnel necessary to develop the Company's services and to continue to grow and operate profitably. The Company does not have in place "key man" life insurance policies covering the lives of any of these individuals. See "MANAGEMENT"


Control by Existing Shareholders

     Upon completion of the Offering, the Company's directors, officers and principal shareholders will, in the aggregate, beneficially own approximately 94% of the outstanding shares of Common Stock. As a result, these persons would be able to elect a majority of the Board of Directors and to control the outcome of virtually all other matters requiring shareholder approval. Such voting concentration may have the effect of delaying or preventing a change in control of the Company. See "DESCRIPTION OF CAPITAL STOCK", "MANAGEMENT" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT".

Arbitrary Offering Price

     The Offering price of the Common Stock was arbitrarily determined by the Company. In determining this price, the Company considered, among other things, the amount of proceeds required to initiate the Company's business plan and marketing strategy, the lack of revenues of the Company, estimates of future revenues of the Company, the management of the Company, the Company's plans for future growth, the general condition of the securities markets and the amount of retained equity to the present shareholders. Prospective investors should not consider the Offering Price of the Common Stock as necessarily indicative of the actual value of the Common Stock.

No Prior Public Market and Possible Volatility of Price

     Prior to the Offering, there has been no public market for the Common Stock and there can be no assurance that an active public market for the Common Stock will develop or be sustained. The Company does not intend to list the Common Stock on any national securities exchange or to apply for quotation on either the Nasdaq Stock Market or the Nasdaq Small Cap Stock Market. Trading, if any, in the Common Stock may be conducted in the over-the-counter (the "OTC") market in the so-called "pink sheets" or the "OTC Bulletin Board" service. As a result, an investor would likely find it difficult to dispose of or to obtain accurate quotations as to the value of the Common Stock offered hereby.

     The Common Stock will be subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements upon brokers-dealers who sell "penny stocks" to persons other than established customers and institutional accredited investors. For transactions under this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The Securities and Exchange Commission (the "Commission") defines a "penny stock" to be any non-Nasdaq Stock Market equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction by broker-dealers involving a penny stock, unless exempt, the rules of the Commission require delivery, prior to a transaction in penny stock, of a risk disclosure document relating to the penny stock market, together with other requirements and restrictions. The market liquidity of the Company's securities could be severely adversely affected.

     In addition, the National Association of Securities Dealers, Inc. (the "NASD") has adopted a series of changes pertaining to the OTC Bulletin Board and the OTC market. Generally stated, these changes:

          (i) allow only those companies that report their current financial information to the Commission, banking, or insurance regulators to be quoted on the OTC Bulletin Board;

          (ii) require brokers, before they recommend a transaction involving an OTC security, to review current financial statements on the company they are recommending; and,

          (iii) prior to the initial purchase of an OTC security, require that every investor receive a standard disclosure statement (prepared by the NASD) emphasizing the differences between OTC securities and other market-listed securities.

     The NASD is also considering the adoption of additional changes, such as seeking the authority for the NASD to halt trading of securities on the OTC Bulletin Board under certain circumstances. The Company cannot predict the likelihood of these proposed changes being approved by the Commission in their current form or the adoption of any additional changes by the NASD.

     Even if such a public market were to develop, the vagaries of the stock market are such that there may be significant price and volume fluctuations that may or may not be related to the operating performance of the Company.


Substantial Dilution

     The initial public offering price of the Common Stock offered hereby is substantially higher than the net book value of the currently outstanding Common Stock. Therefore, purchasers of the Common Stock offered hereby will experience immediate and substantial dilution in the net tangible book value of the Common Stock in the amount of approximately $ .0965 per share. Existing shareholders paid an average of $.005 per share of Common Stock. See "DILUTION."

Dividend Policy

     The Company has never declared or paid a cash dividend on its Common Stock and does not expect to pay dividends in the foreseeable future. See "DESCRIPTION OF CAPITAL STOCK-Dividend Policy."

Certain Anti-Takeover Considerations

     Certain provisions of the Company's Articles of Incorporation and Bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Common Stock. Certain of these provisions allow the Company to issue Preferred Stock with rights senior to those of the Common Stock without any further vote or action by the shareholders, eliminate the right of shareholders to act by written consent and impose various procedural and other requirements that could make it more difficult for shareholders to undertake certain corporate actions. These provisions could also have the effect of delaying or preventing a change in control of the Company. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of the Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock. See "DESCRIPTION OF CAPITAL STOCK-Preferred Stock."

Risks of Limitation of Liability

     The Company has included in its Articles of Incorporation provisions to indemnify its directors and officers to the fullest extent permitted by Nevada law. The Company's Articles of Incorporation also include provisions to eliminate the personal liability of its directors and officers to the Company and its shareholders to the fullest extent permitted by Nevada law. See "DESCRIPTION OF CAPITAL STOCK"

Risk of Sales of Shares Eligible for Future Sale

     The sale of a substantial number of shares of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock. In addition, any such sale or perception could make it more difficult for the Company to sell equity securities or equity related securities in the future at a time and price that the Company deems appropriate. Upon consummation of this Offering, the Company will have a total of 3,210,000 shares of Common Stock outstanding, of which 200,000 shares of Common Stock offered hereby will be eligible for immediate sale in the public market without restrictions, unless they are held by "affiliates" of the Company within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and of which 3,010,000 shares will be "restricted" securities within the meaning of Rule 144. No prediction can be made as to the effect, if any, that future sales of Common Stock, or the availability of shares for future sales, will have on the market price of the Common Stock from time to time or the Company's ability to raise capital through an offering of its equity securities. See "SHARES ELIGIBLE FOR FUTURE SALE."



                                 USE OF PROCEEDS

     The following table sets forth the intended use of the proceeds of his Offering, assuming the sale of all 200,000 shares of Common Stock offered hereby at an initial offering price of $1.00 per share.


                                                                Percentage of
           Description                           Amount         Total Offering
           -----------                           ------         --------------

         Purchase of Merchandise                $   5,000            2.5%
         Production of Videos (1)                  20,000           10.0%
         Marketing and Promotions (2)              20,000           10.0%
         General and Administrative                60,000           30.0%
         Working Capital                           54,500           27.2%
         Expenses of Offering (3)                  40,500           20.3%
                                                ---------         -------
                  Total                           200,000         100.00%



     (1) Includes costs associated with the development and implementation of the Company's marketing plan. See "Business-Strategy and Proposed Plan of Operation.

     (2) Includes officers' salaries, rent, other fixed overhead expenses and other costs associated with office space the Company anticipates leasing. Also includes travel expenses.

     (3) The expenses of the offering are estimated to be $40,500 and include filing fees, transfer agent fees and expenses, legal fees and expenses and accounting fees and expenses

     The projected expenditures above are estimates and approximations only and do not represent firm commitments by the Company. Management may determine that funds earmarked for one particular type of allocation may be more productively spent in another allocated use, based upon the experience of management in evaluating the needs of the Company over the next twelve months. All proceeds will be deposited directly into the Company's operating account.

                                 DIVIDEND POLICY

     The Company currently intends to retain earnings to finance the growth and development of its business and for working capital and general corporate purposes, and does not anticipate paying cash dividends on the Common Stock for the foreseeable future. Any payment of dividends will be at the discretion of the Board of Directors and will depend upon earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends and other factors. See "Business-Marketing Strategy and Proposed Plan of Operations".


                                    DILUTION

     The net tangible book value deficiency of the Company as of June 30, 1999 was approximately $46,184 or $.015 per share of Common Stock. Net tangible book value per share is equal to the Company's total tangible assets less its total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of 200,000 shares offered hereby at an assumed initial public offering price of 1.00 per share and the application of the net proceeds therefrom, the pro forma net tangible book value of the Company at June 30, 1999 would have been $113,316 or $0.035 per share. This represents an immediate increase in such net tangible book value of $0.05 per share to existing shareholders and an immediate dilution of $.965 per share to new investors purchasing shares at the initial public offering price, as illustrated in the following table:

   Assumed initial public offering price per share               $ 1.00
   Net tangible book value per share
      as of June 30, 1999                                        $(.015)
   Increase per share attributable to new investors              $ .050
   Pro forma net tangible book value per share
      as of June 30, 1999, after this Offering                   $ .035
   Dilution per share to new investors                           $ .965

     The following table summarizes, on a pro forma basis as of June 30, 1999, the number of shares purchased from the Company, the total cash consideration paid and the average cash price per share paid by the existing shareholders and the new investors (before deducting the estimated offering expenses to be paid by the Company):

                                   Shares Purchased    Total Consideration  Average Price
                                   Number   Percent    Amount      Percent   Per Share
                                   ------   -------    ------      -------   ---------

Existing shareholders............3,010,000   93.8%     $ 14,100      6.6%     $0.005
New investors......................200,000    6.2%     $200,000     93.4%     $1.00

         Total...................3,210,000   100.0%    $214,100    100.00%


                                    BUSINESS


Introduction

     The Company is a development stage company with a limited operating history, having commenced operations in the fall of 1998. The Company is a sports media and merchandising enterprise that promotes the positive aspects of athletic competition. Its primary focus is to educate athletes, coaches, parents and fans on the value of athletics and how to enjoy the art of playing the game. While the Company believes its concepts are applicable to all levels of athletics, it is anticipated that the age group that will benefit the most are the youth sports groups (14 and under), interscholastic athletics and collegiate programs. The Company has developed a philosophy that explains why participants and spectators may appear frustrated and act inappropriately at athletic contests. The following issues are at the simple core of the Company's philosophy

     *  Coaches must make tough decisions.
     *  Players are not perfect.
     *  Officials must deal with controversy.

Educational tools that the Company uses to promote its philosophy and advance its theme of enjoyable athletic competition include videos, apparel and specialized merchandise. The Company's President, William J. Stutz, also makes live appearances at which he stresses the Company's philosophy. The Company also intends to branch out into the production of various publications to promote its philosophy, including magazines, newsletters, brochures and a full educational curriculum package that incorporates a multi-sport video, as well as instructional materials. The sale and licensing of its products are expected to provide a significant portion of the Company's revenues.

     While the Company has less than one year of operating history and has experienced losses to date, management believes that it will have numerous opportunities in the future to establish contractual relations with significant customers of its products and services. Assuming all of the shares of Common Stock offered hereby are sold, the Company's management anticipates that there will be sufficient revenues to meet its current expenses. Management is seeking to develop prospects located beyond its immediate geographic area.

     The Company does not presently anticipate any change in the number of employees required to maintain its operations. The Company does not conduct any research and development activities at this time. The Company has no plant and/or equipment requirements and anticipates no such expenditures. There are, moreover, no plans, arrangements, commitments or understandings for the Company to acquire, or be acquired by, any other company or business at this time.

Marketing Strategy and Proposed Plan of Operation

     The Company desires to teach youth the proper mindset for enjoyable and yet competitive athletic competition. The overall approach to team sports, which the Company believes should involve an attitude of cooperative enterprise that strives towards a common goal, has, unfortunately, been replaced to a large extent with a more selfish attitude and mindset that inhibits the enjoyment of the team aspects of athletic competition and discourages participation in team events to all but the most competitive athletes. The result is that a "what's in it for me" attitude is becoming more prevalent. The Company believes that a market exists among coaches, athletic administrators and parents to teach the basics of an enjoyable team experience. Initially aimed at the sport of basketball, the Company intends to expand its efforts into other teams sports, such as football, baseball, softball, volleyball and soccer. In order to expand its reach and operations, the Company intends to recruit local corporate sponsors who already have in place marketing programs that attempt to reach junior athletes. In addition, the Company will attempt to market all of its products and services to sports organizations involved in the targeted sports.

     Association Marketing Program. The Company initially intends to market its products and services to sports organizations related to the sport of basketball. The lead product is expected to be videos. The Company is still analyzing which marketing concept will be most effective, but anticipates that the video will be marketed either through endorsement, partnership (alliance), outright purchase of bulk order or some combination thereof. The Company has identified the following organizations which are connected with the sport of basketball and which the Company believes would be receptive to the idea of promoting better sportsmanship and teamwork:

------------------------------------------------------------------------------------------------------
Youth                        Interscholastic                 Collegiate               Generic
------------------------------------------------------------------------------------------------------
Amateur Athletic Union    National Federation of          National Collegiate     National Association
                          State High School               Athletic                of Basketball
                          Athletic Association            Association             Coaches
------------------------------------------------------------------------------------------------------
Biddy Basketball          National Interscholastic        National Association    Women's Basketball
                          Athletic Administrators         of Intercollegiate      Coaches Association
                          Association                     Athletics
------------------------------------------------------------------------------------------------------
Upward Basketball         Each State's High School        National Junior         Greater Kansas City
                          Activities Association          College Athletic        Basketball Coaches
                                                          Association             Association
------------------------------------------------------------------------------------------------------
Great American            Each State's Coaches            National Christian      Sports Connection
                          Association                     College Athletic        (KC)
                                                          Association
------------------------------------------------------------------------------------------------------
Blue Valley                                               National Association    Fellowship of
Recreation Center (KC)                                    of Collegiate           Christian Athletes
                                                          Directors of
                                                          Athletics
------------------------------------------------------------------------------------------------------
Police Athletic                                           CCA                     United States
Basketball League (KC)                                                            Olympic Committee
------------------------------------------------------------------------------------------------------
YMCA                                                     50 Conferences           USA Basketball
------------------------------------------------------------------------------------------------------

     The primary selling point to youth groups will be for the organization to see the value of educating their players, coaches, parents and fans on the positive aspects of team competition and how to avoid the negative, selfish aspects that have taken over the game. It is anticipated that the cost of the video would be passed along to the organization's participating teams as an inclusion to their registration fees. The organization, if it so chooses, could also use the video as a source of independent revenue.

     The main selling point to interscholastic groups is that the Company's products and services are expected to complement such group's ongoing sportsmanship and citizenship programs. For example, The National Federation of State High School Activities Association has a sportsmanship/citizenship program in place, but it is not aimed at any specific sport (such as basketball) and is general in nature. In order to successfully market its products and services, the Company anticipates that it will eventually need to make presentations to each state athletic administrators association or their functional equivalent. These state associations are expected to have a significant impact on the success of the Company's marketing efforts because of their influence on their member schools.

     Stand-alone Marketing Program. Ancillary to its sports association marketing efforts, a stand-alone approach for the Company's apparel, merchandise and publications may be developed, although there can be no assurance that such a program will ever be implemented or, if implemented, become a successful marketing program. Such a program, if implemented, would be expected to utilize some form of a national marketing campaign, possibly with a national spokesman, The Company's apparel and merchandise, if sold nationally, would most likely be distributed through direct mail, the Internet and/or selected retail sites, such as college book stores or specialty/resort shops. The Company has thusfar not initiated any specific efforts in its stand-alone marketing program and may not do so in the future if it determines that such a program would be too costly given the Company's limited financial resources or for other reasons not currently foreseen or anticipated by the Company.

Products and Services

     In order to disseminate and promote the Company's philosophy of sportsmanship and to achieve its objective of educating the target market of athletes, coaches, parents, and fans, the Company intends to focus on producing the following products and services:

* Videos - Quality video presentations that promoted the Enjoy The Game, Inc. philosophy, was the original idea behind the establishment of the Company. Typically, the videos are intended to be sport specific and will include a "how-to" instructional guide that includes technical and strategic considerations. The Company's first video on the sport of basketball was completed in September of 1998. It was produced by High-Lites Video Productions of Kansas City, Missouri. The final script took approximately 40 hours to develop. Each shot was planned and the corresponding dialog created. Because of this prior planning work, the basketball video footage was completed in one 8-hour session. Actual players from Penn Valley Community College were used in the video. The Company was careful to comply with the all rules of the National Junior College Athletic Association regarding the participation of student athletes in the video including the completion and filing of appropriate paperwork in order not to jeopardize the eligibility of the student athletes. The Company also applied for and received prior clearance from the NCAA to use these players in order to avoid jeopardizing their possible future eligibility at NCAA member institutions.

     The Company also plans future videos covering the following sports: Soccer (Fall 1999); Baseball/Softball (Spring 2000), Football (Fall 2000). Each video will involve the participation of high school players. Clearance from the National Federation of State High School Association has been received. The next step is to have the Missouri State High School Activities Association allow the Company to use players from its member schools. Each planned video is expected to be approximately 12 to 14 minutes in length. An optional One Way to Play Drug Free message from the Fellowship of Christian Athletes which lasts approximately 2 to 3 minutes can also be included. Both girls and boys will be used in the videos whenever possible.

     The Company is currently in the process of identifying another production company to assist it in the production of the planned videos since its prior production company is no longer in the business of producing videos. Proposals from three different production companies are currently being evaluated but no contractual arrangements have been entered into. There can be no assurance that the Company will be able to obtain the services of a production company on terms it deems acceptable. The failure to obtain the services of such a production company could have a material adverse impact on the ability of the Company to produce videos. The video sleeves as well as all of the printed material for the Company's basketball video were designed by Kevin Wahaus of Kevin and Company of Overland Park, Kansas. It is expected that Kevin and Company will continue to provide such design work in the future. The reproduction of the basketball video and packaging in the sleeve, were supplied by UV Media of Denver, Colorado. The minimal initial order of the basketball video was 1,000 units. The basketball video is currently being marketed at a price of $20.00 and the Company's planned videos are also expected to be sold at approximately the same price.

* Apparel - A specific Enjoy The Game line of apparel is available. Currently, this line includes several designs of T-shirts and polo shirts, and ball caps. The main focus will be to offer products that will fill a narrow sports market niche that offers a positive message. The ETG line consists of all positive, upbeat and encouraging messages. We will focus on the positive aspects of sports, such as teamwork, respect for coaches, players and officials, as well as the hard work... have fun slogan. The Company approached Gear for Sports, Inc. Lenexa, KS, early in the planning stages of its apparel developments. Working with artists and sales representatives, the Company has initially developed a narrow apparel line with the goal of establishing a significant volume base of sales in a few specific items. While Gear for Sports, Inc. is currently the only supplier of the Company's apparel, the Company believes that alternative or additional sources of supply can be readily obtained on favorable terms if Gear for Sports, Inc. ceases to be a supplier or if volume requirements dictate the use of additional suppliers.

     The Company has produced 4 styles of T-shirts thus far. Two (one white and the other gray), have the large Enjoy The Game mark placed on the center front. The other two are a front and back design. Of these two, one is specifically directed towards basketball, the other has the ETG slogan, "work hard...have fun" in an oval design on the back of each shirt. The T-shirts are available in medium, large, extra-large and double extra large sizes.

     The ETG polo shirts have the Enjoy The Game mark embroidered on the left chest. The shirts are available in red with white lettering, white with red lettering, navy with gold lettering and black with red lettering. The designs and colors were kept simple for broad appeal during the initial offering. The polo shirts are available in medium, large, extra-large and double extra large sizes.

     The ball caps are white with a navy bill. They have the Enjoy The Game mark on the front in red lettering. On the back in a semi-circle is our slogan "work hard...have fun" in red lettering. Each ball cap has an adjustable back so one size fits all.

     The initial order in October 1998 for the T-shirts and ball caps was for 98 and 72 respectively, the minimum required by Gear for Sports, Inc. Since then, the Company has reordered a shipment of both the white and gray styles. Full allotments of the polo shirts were ordered initially in October, 1998, primarily because the Company believes that polo shirts will never go out of style and because the Company was able to obtain a better price as a result of a full allotment order. Since then, the Company has reordered a half allotment of each color.

     As of the date of this Prospectus, the Company has paid for all of its shipments on the date of delivery. However, it is anticipated that if the Company increases its orders, of which there is no assurance, it will negotiate terms of 30 or 60 days for payment.

* Merchandise - Specific Enjoy The Game merchandise is available. Currently merchandise includes banners and water bottles. The banners are created by House of Signs in Blue Spring, Missouri. Presently, a 4 by 6-foot white vinyl banner with the red Enjoy The Game mark is offered in two styles. One style has four grommets along the top and bottom; the other has a rope stitched along the top and the bottom. The initial order for banners was a quantity of four in October 1998. Since then 14 additional banners have been ordered, seven of each style. The Company is currently selling the banners at a price of $300.00. The water bottles are 32oz. white plastic with a pull-up blue top. They have the red Enjoy The Game mark on one side as well as the slogan, "work hard... have fun" in blue on the reverse side. An initial order of 300 was placed in October 1998. The Company is currently selling the water bottles at a price of $3.00. The Company is also assessing the possibility of introducing additional items such as key chains, game boards and posters, although no firm decisions have been made with respect to any of these items.

* Live Appearances - A live presentation has been developed and is delivered by the Company's president and founder, William J. Stutz. Mr. Stutz's presentation adds impact to the commitment of the Company's philosophy as he shares his love for people and sports. In his presentation, Mr. Stutz incorporates his years of playing sports at the youth, high school, junior college and NCAA Division II levels, as well as the summer he spent playing basketball in Panama and Brazil. The Company believes that Mr. Stutz relates well to coaches because he spent two years as a high school and junior college assistant coach. Additionally, over the past 13 years Mr. Stutz has officiated high school and college basketball games, including the 1998 National Junior College Division II Men's Basketball Championship. Mr. Stutz includes in his presentation the fact that he has three sons and a daughter and has sat in the stands and watched them play sports. Mr. Stutz has also coached youth basketball since 1996.

     Recently, the Company reached an agreement with Darrell Porter, a former member of the Kansas City Royals baseball team and the 1982 World Series Most Valuable Player, pursuant to which Mr. Porter agreed to make live appearances and presentations on behalf of the Company. Under the terms of the agreement, Mr. Porter Darrell will receive an honorarium and a commission based on sales of the Company's merchandise made after the presentation. The Company anticipates that it will also seek to increase the number of available speakers with the ultimate goal of establishing a full-service speakers bureau. However, there can be no assurance that such a speakers bureau will ever be established or, if established, will be profitable to the Company.

* Publications - In addition to its videos, merchandise and live presentations, the Company is currently evaluating whether it would be feasible to produce various publications to promote its philosophy. The types of publications currently under evaluation include magazines, newsletters, brochures and a full educational curriculum package for elementary schools that incorporates a multi-sport video, as well as instructional materials. Factors being evaluated include the cost of production and distribution of such publications, the potential market for such materials, the profit margins, if any, the Company might be expected to realize and the management capability of the Company to fully develop and implement publications as an additional product line of the Company.



Competition

     The Company believes that the industry within which it competes is highly fragmented and comprised of numerous companies, many of whom are larger and have greater resources than does the Company. On the other hand, the Company believes it can overcome its competitive disadvantages which are based upon its lack of size and financial resources by emphasizing its unique message and seeking to align itself with corporate sponsors and other organizations which share its philosophy.

     Substantially all of the Company's competitors have, and potential future competitors could have, substantially greater financial, marketing and other resources than the Company and have, or could have, greater name recognition and market acceptance of their products and services. No assurance can be given that the Company's competitors will not develop new products and services or enhancements to existing products and services that will offer superior price or performance features. In such case, the Company may experience significant price competition, which could have a material adverse effect on gross margins.


Facilities

     The Company's offices are presently located in the Kansas City metropolitan area at the home of its president, William J. Stutz. Mr. Stutz does not charge the Company rental for the use of such space and the rental arrangement between the Company and Mr. Stutz is oral and based upon month to month lease arrangements. The Company anticipates that it may eventually need to obtain suitable office space in the Kansas City area after the Offering if its planned activities expand to the point where its present space becomes inadequate or if the number of employees involved in its operations increases because of increased activity. If the Company determines that new office space is desirable, it does not anticipate any difficulties in obtaining such space.


Employees

     The Company presently has two employees, William J. Stutz and Valerie M. Stutz. Other than the possibility of hiring a part time clerical assistant, the Company has no present plans to hire additional personnel following completion of the Offering.

Legal Proceedings

     It is possible that the Company may be subject, from time to time, to various legal proceedings relating to claims arising out of its operations in the ordinary course of its business. The Company currently is not a party to any pending or threatened legal proceedings, nor has it been made aware that any such proceedings are contemplated.


                                   MANAGEMENT

Officers and Directors

     The following sets forth certain information with respect to the officers and directors of the Company

            Name                      Age                       Position
            ----                      ---                       --------

   William J. Stutz                    38                 President, Treasurer,
                                                          Director

   Valerie M. Stutz                    38                 Secretary, Director

     The directors of the Company are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Officers of the company are elected by the Board of Directors and hold office until their successors are elected and qualified.

     The Company has no audit or compensation committee.

     William J. Stutz. Mr. Stutz has been President, Treasurer and a Director of the Company since 1998. Mr. Stutz was born and raised in Buffalo, NY. Mr. Stutz lettered in three sports, golf, basketball and baseball as both a junior and a senior at Baker-Victory High School in Lackawanna, NY. He received a basketball scholarship to attend Villa Maria College of Buffalo, NY. While there he set new basketball single season and career records for most field goals and points scored. He received an Associates Degree in Graphic Communications. In 1980, he continued his education, on another basketball scholarship, at Slippery Rock State College of Pennsylvania. At Slippery Rock, he finished his last two years of college basketball and played baseball during his senior year only. By the conclusion of his college career in 1982, Mr. Stutz was a few credits short of obtaining a Bachelor of Science Degree in Communication with an emphasis in Public Relations.

     The pursuit of playing professional basketball took him to Panama and Brazil. After receiving a contract to play in Brazil, the contract fell through and he began working for Household Finance in October 1982. From 1984 until 1992 he served in various junior management positions with the J C Penney Company in its catalog division, serving the last two years as a Quality Circle Facilitator. In 1990, the Kansas City Chapter for the Fellowship of Christian Athletes ("FCA") recognized Mr. Stutz as its Volunteer of the Year. In September 1992, Mr. Stutz joined FCA as the Kansas City Area Director. He stayed in that position until May of 1999. Under his direction the FCA saw significant growth. School Huddles increased from 34 to 110; staff grew from 2 to 9 and the financial balance went from $5,000 in 1992 to $600,000 when he resigned.

     Valerie M. Stutz has been Secretary and a Director of the Company since 1998. She received her Bachelor of Science degree from Slippery Rock State College in 1982. While attending Slippery Rock, Mrs. Stutz was a cheerleader and she competed in judo. Her junior year she received a silver medal and her senior year a bronze medal from the East Coast Judo Association for her achievements in its National Tournament. For the past 12 years she has spent the bulk of her time raising her 4 children. She also teaches preschool, at Small Wonders in Independence, Missouri three mornings a week. In April of 1999, Mrs. Stutz became a certified Court Appointed Special Advocate, (CASA) for Jackson County, Missouri.

Willaim J. Stutz and Valerie M. Stutz are husband and wife.

Executive Compensation

     Summary Compensation Table

     The following table provides certain summary information concerning compensation of the Company's chief executive officer and the four other most highly compensated executive officers of the Company (collectively, the Named Executive Officers") since the Company's inception. There were no stock appreciation rights outstanding during the fiscal year ended December 31, 1998, nor are there any such rights outstanding as of the date of this prospectus.


                                  Annual Compensation                    Long-term Compensation
                                  -------------------                    ----------------------
                                                                           Awards         Payouts
                                                                         Securities      Long-Term
                                                                         Underlying      Incentive     All Other
Name and Principal         Fiscal     Salary     Bonus    Other Annual     Options        Payouts     Compensation
    Position                Year       ($)        ($)     Compensation       (#)            ($)            ($)
------------------         ------     ------     -----    ------------   ----------      ---------    ------------
William J. Stutz............1998        0          0           0              0              0              0
       President

Valerie M. Stutz............1998        0          0           0              0              0              0
       Secretary

--------------------
* Not applicable


     Employment Agreements

     There are no employment agreements between the Company and any of its officers or directors. Mr. Stutz and Mrs. Stutz intend to receive annual salaries of $48,000 and $ 0 respectively upon completion of this offering.

                     SECURITY OWNERSHIP OF CERTAIN BENEFIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth, as of the date of this Prospectus, the ownership of the Company's Common Stock by (a) each director of the Company, (b) all executive officers and directors of the Company as a group, and (c) all persons known by the Company to own more than 5% of the Company's Common Stock. The percentage owned after the Offering assumes the sale of all Common Stock offered hereby.

                                              Beneficial Ownership        Beneficial Ownership
                                              Prior to Offering (1)           After Offering
                                              ---------------------           --------------
Name and Address (2)                         Shares      Percentage       Shares     Percentage
--------------------                         ------      ----------       ------     ----------
William J. Stutz  and
Valerie M. Stutz                            2,010,000       66.8%        2,010,000      62.6%
1008 S.W. Mic-O-Say Circle
Blue Springs, Mo. 64015

David M. Nemelka                              500,000       16.6%          500,000      15.6%
897 So. Artistic Circle
Springville, Utah 84663

Covest, Inc.                                  250,000        8.3%          250,000       7.8%
11011 King Street
Overland Park, Kansas 66210

Ivacind, Inc.                                 250,000        8.3%          250,000       7.8%
4001 W. 104th Terrace
Overland Park, Kansas 66207

All directors and executive officers
as a Group (2) persons                      2,010,000       66.8%        2,010,000       62.6%
-----------------------------

(1) Under the rules of the Commission, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares (i) the power to vote or dispose of such shares whether or not such person has any pecuniary interest in such shares, or (ii) the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2) The address of each executive officer and director of the Company is 1008 S.W. Mic-O-Say Circle, Blue Springs, Missouri 64015.

(3)  Covest, Inc. is controlled by David C. Owen.

(4) Ivacind, Inc. is controlled by Peterson & Sons Holding Company, which in turn is controlled by Mark Peterson and Steve Peterson.


                              CERTAIN TRANSACTIONS

     The Company's corporate offices are located at the personal residence of William J. Stutz and Valerie M. Stutz. The Company pays no cash consideration for the use of this office space.

     On August 29, 1998 the Company issued 2,000,000 shares of its restricted common stock to William J. Stutz for a total cash consideration of $2,000.

     On March 28, 1999 the Company issued 5,000 shares of its restricted common stock to William J. Stutz in exchange for 5,000 shares of the common stock of Enjoy The Game, Inc., a Missouri corporation. At the same time, the Company also issued 5,000 shares of its restricted common stock to Valerie M. Stutz in exchange for 5,000 share of the common stock of Enjoy The Game, Inc. As a result of these transactions, Enjoy The Game, Inc. became a wholly owned subsidiary of the Company.

     On March 13, 1996 the Company issued 1,000,000 shares of its restricted common stock to David N. Nemelka for a total cash consideration of $1,000.




                          DESCRIPTION OF CAPITAL STOCK

General

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share.

Common Stock

     As of the date of this Prospectus, there were 3,010,000 shares of Common Stock outstanding held by five (5) shareholders.

     Holders of Common Stock are entitled to one vote per share in all matters to be voted on by the shareholders. Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "DIVIDEND POLICY." In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company's liabilities and the liquidation preference, if any, of any outstanding Preferred Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

Preferred Stock

     The Board of Directors has the authority, without any further vote or action by the shareholders, to provide for the issuance of up to 5,000,000 shares of Preferred Stock from time to time in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine, including the consideration received therefor. The Board also has the authority to determine the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights without approval by the holders of Common Stock. Although it is not possible to state the effect that any issuance of Preferred Stock might have on the rights of holders of Common Stock, the issuance of Preferred Stock may have one or more of the following effects: (i) to restrict Common Stock dividends if Preferred Stock dividends have not been paid, (ii) to dilute the voting power and equity interest of holders of Common Stock to the extent that any Preferred Stock series has voting rights or is convertible into Common Stock, or (iii) to prevent current holders of Common Stock from participating in the Company's assets upon liquidation until any liquidation preferences granted to holders of Preferred Stock are satisfied. In addition, the issuance of Preferred Stock may, under certain circumstances, have the effect of discouraging a change in control of the Company by, for example, granting voting rights to holders of Preferred Stock that require approval by the separate vote of the holders of Preferred Stock for any amendment to the Certificate of Incorporation or any reorganization, consolidation, merger or other similar transaction involving the Company. As a result, the issuance of such Preferred Stock may discourage bids for the Company's Common Stock at a premium over the market price therefor, and could have a materially adverse effect on the market value of the Common Stock. There are no shares of Preferred Stock presently outstanding and the Board of Directors does not presently intend to issue any shares of Preferred Stock.

No Preemptive Rights

     No holder of any capital stock of the Company has any preemptive right to subscribe for or purchase securities of any class or kind of the Company, nor any redemption or conversion rights.

No Cumulative Voting

     No holder of any capital stock of the Company has the right cumulate his or her votes in an election of directors or for any other matter or matters to be voted upon by the shareholders of the Company.

Certain Provisions of the Nevada General Corporation Law

     The Company is subject to the Nevada General Corporation Law (the "Nevada Law"'). Under certain circumstances, the following described provisions of the Nevada Law may delay or make more difficult acquisitions or changes of control of the Company. Neither the Company's Amended Articles of Incorporation nor its Bylaws exclude the Company from these provisions. Such provisions may make it more difficult to accomplish transactions that shareholders believe are in their best interests. Such provisions may also have the effect of preventing changes in the Company's management.

     Control Share Acquisitions.

     Under Sections 78.378 to 78.3793 of Nevada Law, an "acquiring person," who acquires a "controlling interest" in an "issuing corporation," may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at a special meeting of the such shareholders held upon the request and at the expense of the acquiring person. If the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and the corporation must comply with the demand. For the above provisions, "acquiring person" means (subject to certain exceptions) any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a controlling interest in an issuing corporation. "Controlling interest" means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, and/or (iii) a majority or more of the voting power of the issuing corporation in the election of directors. Voting rights must be conferred by a majority of the disinterested shareholders as each threshold is reached and/or exceeded. "Control Shares" means those outstanding voting shares of an issuing corporation which an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person. "Issuing corporation" means a corporation that is organized in Nevada, has 200 or more shareholders (at least 100 of whom are shareholders of record and residents of Nevada) and does business in Nevada directly or through an affiliated corporation. The above does not apply if the articles of incorporation or by-laws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that said provisions do not apply. The Company's Amended Articles of Incorporation and Bylaws do not exclude the Company from the restrictions imposed by these provisions.

     Certain Business Combinations.

     Sections 78.411 to 78.444 of the Nevada Law restrict the ability of a "resident domestic corporation" to engage in any combination with an "interested shareholder" for three years following the interested shareholder's date of acquiring the shares that cause such shareholder to become an interested shareholder, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder's date of acquiring the shares that cause such shareholder to become an interested shareholder is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the three-year period only if such shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders. "Interested shareholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (ii) an affiliate or associate of the resident domestic corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. The above does not apply to corporations that so elect in a charter amendment approved by a majority of the disinterested shares. Such a charter amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. The Company's Amended Articles of Incorporation do not exclude the Company from the restrictions imposed by such provisions.

     Directors' Duties.

     Section 78.138 of the Nevada Law allows directors and officers, in exercising their respective powers to further the interests of the corporation, to consider the interests of the corporation's employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation; the interests of the community and of society and the long-term and short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors may resist a change or potential change in control if the directors, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in the best interest of the corporation. In so determining, the board of directors may consider the interests described above or have reasonable grounds to believe that, within a reasonable time, the debt created as a result of the change in control would cause (i) the assets of the corporation or any successor to be less than its liabilities, (ii) the corporation or any successor to become insolvent or (iii) the commencement of any voluntary or involuntary proceeding under the federal bankruptcy laws concerning the corporation.

     Certain Charter Provisions.

     Certain provisions of the Company's Amended Articles of Incorporation and Bylaws could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise as well as the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the Company. The Company believes that the benefits of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

     Advance Notice for Raising Business or Making Nominations at Meetings.

     The Amended Articles of Incorporation establish an advance notice procedure for shareholder proposals to be brought before a meeting of shareholders of the Company and for nominations by shareholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. Subject to any other applicable requirements, including, without limitation, Regulation 14A under the Exchange Act, such business may only be conducted at a meeting of shareholders as has been brought before the meeting by, or at the direction of, the Company's Board of Directors, or by a shareholder who has given the Secretary of the Company timely notice, in proper form, of the shareholder's intention to bring such business before the meeting. The presiding officer at such meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, the Company's Board of Directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of the Company.

     To be timely, notice of nominations before an annual meeting must be received by the Secretary of the Company not later than 90 days prior to the date of such annual meeting. Notice of other business before an annual meeting must be received by the Secretary of the Company not less than 20 days nor more than 50 days prior to the meeting. Similarly, notice of nominations or other business to be brought before a special meeting must be delivered to the Secretary at the principal executive office of the Company no later than the close of business on the 10th day following the day on which notice of the date of a special meeting of shareholders was given.

     The notice of any nomination for election as a director must set forth (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company if so elected.

     The notice with respect to other business to be brought before the annual meeting must set forth (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business; (iii) the number of shares of the Company which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business.

     Amendments to Bylaws.

     The Amended Articles of Incorporation provide that the power to adopt, alter, amend, or repeal the bylaws of the Company is vested exclusively with the Board of Directors.


     Limitation of Liability and Indemnification

     The Amended Articles of Incorporation contain a provision permitted under the Nevada Law relating to the liability of directors. This provision eliminates a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. This provision does not limit or eliminate the rights of the Company or any shareholder to, seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. This provision will not alter a director's liability under federal securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Transfer Agent and Registrar

     Prior to the effective date of this offering, the Company intends to engage Interwest Transfer Company, Inc. of Salt Lake City, Utah, as the transfer agent and registrar of the Common Stock.

                              TERMS OF THE OFFERING

     Plan of Distribution

     The Company hereby offers up to 200,000 shares of Common Stock at the purchase price of $1.00 per share. The Common Stock is being offered on a "direct participation" basis by the Company (employees, officers and directors). The employees, officers and directors who will sell the offering on behalf of the Company are William J. Stutz and Valerie M. Stutz. These individuals will be relying on the safe harbor in Rule 3a4-1 under the Securities Exchange Act of 1934 to sell the Company's securities. The principal shareholders will supply names of prospective investors to the Company's management, none of whom shall have been offered shares of Common Stock prior to the date of this Prospectus. The Company does not intend to offer the shares of Common Stock by means of general advertising or solicitation. No sales commission, finder's fee or other compensation (other than salaries payable to the Company's management) will be paid for Common Stock sold by the Company. The Company reserves the right to withdraw, cancel or reject an offer in whole or in part. The Common Stock offered hereby will not be sold to insiders, control persons, or affiliates of the Company. There are no plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of the Company's securities. When, in the future, assuming such participation develops, the registration statement will be amended to identify such persons.

     Determination of Offering Price.

     The offering price and other terms of the Common Stock were arbitrarily determined by the Company after considering the total offering amount needed and the possible dilution to existing and new shareholders.

     Offering Procedure.

     This Offering will terminate on or before__________, 2000. In the Company's sole discretion, the offering of Common Stock may be extended from time to time but in no event later than one (1) year from the date of this Prospectus.

     Subscription Procedure.

     Each investor must complete a subscription agreement in the form supplied by the Company. The full amount of each subscription will be required to be paid with a check payable to the Company in the amount of the subscription. Such payments are to be remitted directly to the Company by the purchaser before 12:00 noon, on the following business day, together with a list showing the names and addresses of the person subscribing for the offered Common Stock or copies of subscribers confirmations.

     No Escrow Account.

     There is no minimum offering amount and no escrow account. As a result, any and all offering proceeds will be deposited directly into the operating account of the Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have outstanding 3,210,000 shares of Common Stock. Of such outstanding shares, the shares sold in connection with this Offering will be freely tradeable in the United States without restriction under the Securities Act, except that shares purchased by an affiliate" of the Company, within the meaning of the rules and regulations adopted under the Securities Act, may be subject to resale restrictions. The remaining outstanding shares are "restricted securities," as that term is defined under such rules and regulations, and may not be sold unless they are registered under the Securities Act or they are sold in accordance with Rule 144 under the Securities Act or some other exemption from such registration requirement. As those restrictions under the Securities Act lapse, such shares may be sold to the public pursuant to Rule 144.

     In general, under Rule 144, beginning 90 days after the date of this Prospectus, subject to certain conditions with respect to the manner of sale, the availability of current public information concerning the Company and other matters, each of the existing shareholders who has beneficially owned shares of Common Stock for at least one year will be entitled to sell within any three month period that number of such shares which does not exceed the greater of the total number of then outstanding shares of Common Stock or the average weekly trading volume of shares of Common Stock during the four calendar weeks preceding the date on which notice of the proposed sale is sent to the Commission. Moreover, each of the existing shareholders who is not deemed to be an affiliate of the Company at the time of the proposed sale and who has beneficially owned his or her shares of Common Stock for at least two years will be entitled to sell such shares under Rule 144 without regard to such volume limitations.

     Prior to the Offering, there has been no public market for the Common Stock. No assurance can be given that such a market will develop or, if it develops, will be sustained after the Offering or that the purchasers of the shares of Common Stock will be able to resell such shares of Common Stock at a price higher than the initial public offering or otherwise. If such a market develops, no prediction can be made as to the effect, if any, that future sales of shares of Common Stock, or the availability of shares of Common Stock for future sale, to the public will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of presently outstanding or subsequently issued stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through an offering of its additional shares of Common Stock that may be offered for sale or sold to the public in the future.

                                   LITIGATION

     The Company is not a party to any pending or threatened legal proceedings.

                                  LEGAL MATTERS

     The validity of the Shares of common Stock offered hereby will be passed upon for the Company by Allen G. Reeves, P.C., Denver, Colorado.

                                     EXPERTS

     The financial statements of EtG Corporation as of December 31, 1998, and for each of the years in the two year period ended December, 31, 1998, have been included herein and elsewhere in the registration statement in reliance upon the report of Cordovano and Harvey, P.C., independent certified public accounts, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of Cordovano and Harvey, P.C. covering the December 31, 1998 financial statements contains an explanatory paragraph that states the Company has suffered recurring losses from operations and has limited capital resources which raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainly.

EtG CORPORATION
(A Development Stage Company)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page

Independent auditors' report ........................................       F-2

Consolidated balance sheets, June 30, 1999 (unaudited) and
   December 31, 1998 ................................................       F-3

Consolidated statements of operations, for the six months
   ended June 30, 1999 and 1998 (unaudited), for the years
   ended December 31, 1998 and 1997, and for the period
   from March 13, 1996 (inception) through June 30, 1999
   (unaudited) ......................................................       F-4

Consolidated statement of shareholders' deficit, from March 13,
   1996 (inception) through June 30, 1999 (unaudited) ...............       F-5

Consolidated statements of cash flows, for the six months ended
   June 30, 1999 and 1998 (unaudited), for the years ended
   December 31, 1998 and 1997, and for the period from
   March 13, 1996 (inception) through June 30, 1999 (unaudited) .....       F-6

Notes to consolidated financial statements ..........................       F-7

To the Board of Directors and Shareholders
EtG Corporation and subsidiary

                          Independent Auditors' Report

We have audited the accompanying consolidated balance sheet of EtG Corporation and subsidiary (the "Company) as of December 31, 1998, and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the years in the two year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EtG Corporation and subsidiary as of December 31, 1998, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has a lack of operating history, limited capital and working capital, and an unproven business concept at December 31, 1998. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We express no opinion on the consolidated interim financial information, presented herein, as of June 30, 1999 and for the six months ended June 30, 1999 and 1998.




Cordovano and Harvey, P.C.
Denver, Colorado
August 17, 1999


EtG CORPORATION
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

                                                            June 30,  December 31,
                                                              1999        1998
                                                            --------  -----------
                                                          (unaudited)

                                         ASSETS

CURRENT ASSETS
      Cash ..............................................   $  9,625    $ 14,036
      Accounts receivable ...............................        280        --
      Merchandise inventory, at lower of cost or market .     16,582      15,227
                                                            --------    --------

                           TOTAL CURRENT ASSETS .........     26,487      29,263
EQUIPMENT, AT COST, net of accumulated
      depreciation of $350 and $88, respectively ........      2,788       3,050

INTANGIBLE ASSETS
      Trademark, net of accumulated amortization
        of $195 and $49, respectively (Note C) ..........      1,270       1,417

OTHER ASSETS
      Deferred offering costs (Note F) ..................     18,750        --
                                                            --------    --------
                                                            $ 49,295    $ 33,730
                                                            ========    ========

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
      Accounts payable and accrued expenses .............   $ 11,265    $     50
      Notes payable, convertible into subsidiary
        common stock (Note D) ...........................     40,000      30,000
      Other notes payable (Note D) ......................     17,500      10,000
      Accrued interest on notes payable .................      3,927       1,705
                                                            --------    --------
                           TOTAL CURRENT LIABILITIES ....     72,692      41,755
                                                            --------    --------

SHAREHOLDERS' DEFICIT (NOTE F)
      Preferred stock, $0.001 par value, 5,000,000 shares
        authorized, -0- and -0- shares issued and
        outstanding, respectively .......................       --          --
      Common stock, $0.001 par value, 50,000,000 shares
        authorized, 3,010,000 and 3,000,000 shares
        issued and outstanding, respectively ............      3,010       3,000
      Additional paid-in capital ........................     11,090       4,900
      Deficit accumulated during the development stage ..    (37,497)    (15,925)
                                                             -------     -------

                           TOTAL SHAREHOLDERS' DEFICIT ..    (23,397)     (8,025)
                                                             -------      ------
                                                            $ 49,295    $ 33,730
                                                            ========    ========

          See accompanying notes to consolidated financial statements


                                      F-3

EtG CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                                    March 13, 1996
                                                         For the Six Months Ended          For the Years Ended       (inception)
                                                                  June 30,                     December 31,            Through
                                                         -------------------------     --------------------------      June 30,
                                                             1999         1998             1998          1997           1999
                                                         -----------   -----------     -----------    -----------    ----------
                                                          (unaudited)  (unaudited)                                  (unaudited)


REVENUES ..............................................  $     2,930    $      --      $       917    $      --      $     3,847

COST OF REVENUES ......................................        2,134           --              257           --            2,391
                                                                        -----------    -----------    -----------    -----------

                           GROSS PROFIT ...............          796           --              660           --            1,456
                                                         -----------    -----------    -----------    -----------    -----------

OPERATING EXPENSES
      General and administrative ......................       13,978          1,976          9,478            641         24,097
      Contributed rent and services (Note B) ..........        6,200           --            4,800           --           11,000
                                                         -----------    -----------    -----------    -----------    -----------


                           LOSS FROM OPERATIONS .......      (19,382)        (1,976)       (13,618)          (641)       (33,641)

      Interest income .................................           32             12             39           --               71
      Interest (expense) ..............................       (2,222)          (111)        (1,705)          --           (3,927)

              LOSS BEFORE PROVISION FOR INCOME TAXES ..      (21,572)        (2,075)       (15,284)          (641)       (37,497)
INCOME TAXES (NOTE E)
      Current .........................................        4,378            421          3,105            130          7,613
      Deferred ........................................       (4,378)          (421)        (3,105)          (130)        (7,613)

                           NET LOSS ...................  $   (21,572)   $    (2,075)   $   (15,284)   $      (641)   $   (37,497)
                                                         ===========    ===========    ===========    ===========    ===========

      Net loss per basic common share .................  $     (0.01)          --      $     (0.01)          --      $     (0.01)
                                                         ===========    ===========    ===========    ===========    ===========


      Number of shares outstanding for purposes
      of computing net loss per basic share ...........    3,010,000      3,010,000      3,010,000      3,010,000      3,010,000
                                                         ===========    ===========    ===========    ===========    ===========


*     Less than $.01

          See accompanying notes to consolidated financial statements


                                      F-4


EtG CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT


                                                                                                              Deficit
                                                                                                            Accumulated
                                        Preferred Stock             Common Stock             Additional       During
                                     ----------------------   --------------------------      Paid-In       Development
                                      Shares      Amount        Shares         Amount         Capital          Stage        Total
                                     --------   -----------   -----------    -----------    -----------    ------------   ---------
March 13, 1996,
  sale of common stock                   --     $      --       1,000,000    $     1,000    $      --      $      --      $   1,000
                                     --------   -----------   -----------    -----------    -----------    -----------    ---------
     BALANCE, DECEMBER 31, 1996          --            --       1,000,000          1,000           --             --          1,000

Net loss for the year                    --            --            --             --             --             (641)        (641)
                                     --------   -----------   -----------    -----------    -----------    -----------    ---------
     BALANCE, DECEMBER 31, 1997          --            --       1,000,000          1,000           --             (641)         359

August 29, 1998,
  sale of common stock                   --            --       2,000,000          2,000           --             --          2,000
August 1 through December 31,
   1998, office space and time
   effort contributed by officer
   (Note B)                              --            --            --             --            4,900           --          4,900
Net loss for the year                    --            --            --             --             --          (15,284)     (15,284)
                                     --------   -----------   -----------    -----------    -----------    -----------    ---------
     BALANCE, DECEMBER 31, 1998          --            --       3,000,000          3,000          4,900        (15,925)      (8,025)

March 3, 1999, acquisition of
   subsidiary under common
   control (Note B) (unaudited)          --            --          10,000             10            (10)          --           --
January 1 through June 30, 1999,
   office space and time and
   effort contributed by officer
   (Note B) (unaudited)                  --            --            --             --            6,200           --          6,200
Net loss for the period
   (unaudited)                           --            --            --             --             --          (21,572)     (21,572)
                                     --------   -----------   -----------    -----------    -----------    -----------    ---------
     BALANCE, JUNE 30, 1999
        (UNAUDITED)                      --     $      --       3,010,000    $     3,010    $    11,090    $   (37,497)   $ (23,397)
                                     ========   ===========   ===========    ===========    ===========    ===========    =========

                              See accompanying notes to consolidated financial statements

                                                          F-5


EtG CORPORATION
(a Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                                                 March 13, 1996
                                                            For the Six Months Ended      For the Years Ended      (inception)
                                                                     June 30,                 December 31,          Through
                                                             -----------------------     ----------------------      June 30,
                                                               1999          1998          1998          1997         1999
                                                             ---------     ---------     --------      --------     ----------
                                                            (unaudited)   (unaudited)                              (unaudited)

OPERATING ACTIVITIES
      Net loss                                               $(21,572)     $ (2,075)     $(15,284)     $   (641)     $(37,497)
      Adjustments to reconcile net loss to net cash
      used in operating activities:
          Depreciation and amortization                           409          --             136          --             545
          Contributed capital (Note B)                          6,200          --           4,900          --          11,100
                                                             --------      --------      --------      --------      --------
                                                              (14,963)       (2,075)      (10,248)         (641)      (26,852)
      Changes in current assets and liabilities:
          Accounts receivable, inventory
            and other current assets                           (1,635)       (5,690)      (15,227)         --         (16,862)
          Accounts payable and accrued expenses                13,437          --           1,605           150        15,192
                                                             --------      --------      --------      --------      --------

NET CASH (USED IN)
OPERATING ACTIVITIES                                           (3,161)       (7,765)      (23,870)         (491)      (27,522)
                                                             --------      --------      --------      --------      --------

INVESTING ACTIVITIES
      Purchase of equipment                                      --            --          (3,138)         --          (3,138)
      Payments for trademark (Note C)                            --            --          (1,465)         --          (1,465)

NET CASH (USED IN)
INVESTING ACTIVITIES                                             --            --          (4,603)         --          (4,603)
                                                             --------      --------      --------      --------      --------
FINANCING ACTIVITIES
      Proceeds from issuance of common stock                     --            --           2,000          --           3,000
      Offering costs incurred (Note F)                        (18,750)         --            --            --         (18,750)
      Proceeds from demand notes payable (Note D)              17,500        16,500        40,000          --          57,500
                                                             --------      --------      --------      --------      --------

NET CASH PROVIDED BY
(USED IN) FINANCING ACTIVITIES                                 (1,250)       16,500        42,000          --          41,750
                                                             --------      --------      --------      --------      --------

Net change in cash                                             (4,411)        8,735        13,527          (491)        9,625

Cash at beginning of period                                    14,036           509           509         1,000          --
                                                                           --------      --------      --------      --------

CASH AT END OF PERIOD                                        $  9,625      $  9,244      $ 14,036      $    509      $  9,625
                                                             ========      ========      ========      ========      ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

      Cash paid during the period for:
          Interest                                           $   --        $   --        $   --        $   --        $   --
                                                             ========      ========      ========      ========      ========
          Income taxes                                       $   --        $   --        $   --        $   --        $   --
                                                             ========      ========      ========      ========      ========

                                See accompanying notes to consolidated financial statements

                                                            F-6




EtG CORPORATION
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note A: Organization and summary of significant accounting policies

Description of operations and liquidity
---------------------------------------
EtG Corporation (including subsidiary, the "Company") was incorporated in the state of Nevada on March 13, 1996. On November 16, 1998, the Company changed its name from B&R Ventures, Inc. The Company plans to become a sports media and merchandising business that promotes the positive aspects of athletic competition.

The Company has devoted substantially all of its efforts since inception to organization matters, the acquisition of Enjoy the Game, Inc., development of its business plan, and raising capital. The Company plans to finance its activities through an initial public offering of 200,000 shares of its common stock at a price of $1.00 per share.

To date, the Company's sales revenue has been insignificant. The Company has not gained market acceptance for any of its merchandise and promotions and there can be no assurance that the Company will be able to gain such acceptance in the future, that future sales and revenues will be significant, that any sales will be profitable, or that the Company will have sufficient funds available to develop its proposed merchandise sales and services.

The Company's consolidated financial statements are prepared in accordance with Statement of financial Accounting Standards No. 7 "Accounting for Development Stage Enterprises".

The Company is in the early period of its development embarking on a new venture. The Company has limited capital, is dependent upon the proceeds of its proposed initial public offering (See Note F), and achieving profitable operations. The Company's business plan was prepared based upon the limited experience of management. The Company's business model is unproven and will take additional resources to perfect, if at all. The success of the Company's marketing plan is dependent on attracting new customers. The likelihood of the success of the Company will depend upon its ability to raise sufficient capital to overcome the problems, expenses and delays frequently encountered in the operation of a new business and the competitive environment in which it will be operating. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

Management of the Company has budgeted the proceeds of its proposed initial public offering of common stock for a period of approximately six months. However, there is no assurance that the Company's revenues will increase such that a public offering would be unnecessary. In order for the Company to complete implementation of its business plan and fund anticipated growth, the Company may require additional financing from outside sources. Management believes that the Company is not a viable candidate for commercial bank debt financing due to its lack of operating history and lack of tangible assets. In the event that the Company's initial public offering is unsuccessful, management would rely on additional private debt or equity financing. There is no assurance that the Company's proposed initial public offering will be successful, that the Company will meet the objectives of its business plan or that it will be successful in obtaining additional financing.

EtG CORPORATION
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note A: Organization and summary of significant accounting policies, continued

Principles of consolidation
The accompanying consolidated financial statements include the accounts of EtG Corporation and its wholly owned subsidiary, Enjoy the Game, Inc. All material intercompany transactions have been eliminated in consolidation.

Financial instruments and cash equivalents
The Company's financial instruments consist of cash, accounts receivable, accounts payable, demand notes payable, and accrued liabilities. The carrying value of these financial instruments approximates fair value because of their short-term nature or because they bear interest at rates which approximate market rates. For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments purchased with an original maturity of three months or less.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the consolidated financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes
The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the consolidated financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Unaudited financial information
Interim financial information presented herein contain all adjustments (all which are normal and recurring in nature) necessary to present fairly the financial position of the Company as of June 30, 1999 and the results their operations for the six months ended June 30, 1999 and 1998.

Accounts receivable
Management  considers  all  accounts  receivable   collectible.   Therefore,  no
allowance for doubtful accounts receivable is reflected in the accompanying financial statements.

Inventories
Inventories are stated at the lower of cost or market; cost being determined principally by the use of the average-cost method, which approximates the first-in, first-out method.

EtG CORPORATION
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note A: Organization and summary of significant accounting policies, concluded

Equipment and depreciation
Equipment is stated at cost. Depreciation is computed over the estimated useful life of the assets using the straight-line method. During the six months ended June 30, 1999 and 1998, the years ended December 31, 1998 and 1997, and for the period from March 16, 1996 (inception) through June 30, 1999, the Company recorded depreciation expense of $263 (unaudited), $-0- (unaudited), $87, $-0-, and $350 (unaudited), respectively.

Earnings/(loss) per share
Basic earnings per share have been computed on the basis of the weighted average of number of common shares outstanding. However, the Company has treated as outstanding for the entirety of all reporting periods, shares issued at substantially less than the public offering price of $1.00 per share pursuant to Securities and Exchange Commission policy.

Diluted earnings per share is not presented in the accompanying consolidated financial statements as there are no common stock equivalents outstanding that would result in dilution.

Advertising costs
The Company expenses advertising costs as incurred. During the six months ended June 30, 1999 and 1998, the years ended December 31, 1998 and 1997, and for the period from March 16, 1996 (inception) through June 30, 1999, the Company
expensed  $3,419  (unaudited),  $-0-  (unaudited),   $2,706,  $-0-,  and  $6,125
(unaudited), respectively.

Recently issued accounting pronouncements
The Company has adopted the following new accounting pronouncements for the year ended December 31, 1998. There was no effect on the consolidated financial statements presented from the adoption of the new pronouncements. SFAS No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers. SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

EtG CORPORATION
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note B: Related party transactions

For all periods presented, the Company was a home-based business, with no employees. An officer of the Company contributed office and warehouse space at no charge. In addition, the officer contributed his time and effort in the initial operations of the Company. The accompanying consolidated financial statements reflect the estimated cost of the use of such space and the estimated cost of such services with an offsetting credit to contributed capital. During the six months ended June 30, 1999 and 1998, the years ended December 31, 1998 and 1997, and for the period from March 16, 1996 (inception) through June 30, 1999, the Company recorded contributed capital totaling $6,200 (unaudited), $-0- (unaudited), $4,900, $-0-, and $11,100 (unaudited), respectively related to the rent and services.

Pursuant to the terms of a certain stock subscription agreement dated March 3, 1999, the two 50 percent shareholders of Enjoy the Game, Inc. ("EGI") exchanged all of their shares in EGI for 10,000 shares (unaudited) of EtG Corporation ("ETG") common stock. Upon the exchange of shares, EGI became a wholly owned subsidiary of ETG. The former EGI shareholders held approximately 67 percent of the issued and outstanding shares of ETG prior to the date of the Agreement. Accordingly, the transaction has been accounted for as an exchange of shares of companies under common control. This accounting treatment is similar to a "pooling-of-interests". Common control was established on August 29, 1998. EGI was incorporated in Missouri on May 28, 1998. The accompanying financial statements have been presented on a consolidated basis as if common control was established on May 28, 1998. For the period from May 28 through August 29, 1998, EGI's transactions consisted only of organizational matters. The separate financial statements of EGI for the period from May 28, 1998 (inception) through August 28, 1998 have not been presented.

Note C: Trademark

Costs incurred to register the Company's trademark are capitalized in the accompanying consolidated financial statements and are being amortized on the straight-line basis over a period of 60 months. These costs include filing fees and legal costs incurred in connection with the application and registration of the trademark "Enjoy the Game" for videos and certain merchandise.

Amortization expense totaled $147 (unaudited), $-0- (unaudited), $49, $-0-, and $196 (unaudited) for the six months ended June 30, 1999 and 1998, the years ended December 31, 1998 and 1997, and for the period from March 16, 1996 (inception) through June 30, 1999.

Note D: Notes payable

The Company issued promissory notes, due on demand, to certain investors in order to provide the Company with working capital during its development stage. However, certain of these promissory notes are convertible into a total of 2,496 shares of non-voting common stock of the subsidiary, EGI, at the rate of .0624 shares to the dollar. The notes are convertible beginning two years from the date of issuance, at the option of the holder.

EtG CORPORATION
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note D: Notes payable, concluded

In the event all of the notes are converted into non-voting common stock of EGI, the holders would own an aggregate of less than 20 percent of the common stock outstanding. Management has classified, as current, all interest accrued on the notes. Notes payable at June 30, 1999 and December 31, 1998 follow:

                                                                                      June 30,       December 31,
                                                                                        1999             1998
                                                                                     -----------     -----------
                                                                                     (unaudited)
Convertible into shares of EGI non-voting common stock
--------------------------------------------------------------------------------
Note payable to  individual,  with interest due on June 1, 1999 and June 1, 2000 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI...................................        $ 5,000          $ 5,000
Note payable to individual, with interest due on June 2, 1999 and June 2, 2000 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI...................................          5,000            5,000
Note payable to individual, with interest due on June 9, 1999 and June 9, 2000 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI...................................          5,000            5,000
Note payable to individual, with interest due on July 23, 1999 and July 23, 2000 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI...................................          5,000            5,000
Note payable to individual, with interest due on August 18, 1999
  and   August 18, 2000 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI...................................          5,000            5,000
Note payable to individual, with interest due on August 28, 1999
  and   August 28, 2000 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI...................................          5,000            5,000
Note payable to corporation, with interest due on May 2, 2000 and  May 2, 2001 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI...................................          5,000                -
Note payable to individual, with interest due on June 2, 2000 and  June 2, 2001 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI...................................          5,000                -
                                                                                ---------------- ----------------

                                                Total convertible notes payable        $ 40,000         $ 30,000
                                                                                ================ ================

Other notes payable
--------------------------------------------------------------------------------
Note payable to corporation, with interest due on demand
  at 10 percent, unsecured......................................................          5,000            5,000
Note payable to corporation, with interest due on demand
  at 10 percent, unsecured......................................................          5,000            5,000
Note payable to an LLC, with interest due on demand
  at 10 percent, unsecured......................................................          6,000                -
Note payable to an LLC, with interest due on demand
  at 10 percent, unsecured......................................................          1,500                -
                                                                                ---------------- ----------------
                                                      Total other notes payable        $ 17,500         $ 10,000
                                                                                ================ ================

                                                    F-11

EtG CORPORATION
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note E:  Income taxes

A reconcilliation of U.S. statutory federal income tax rate to the effective rate follows for the six months ended June 30, 1999 and 1998, the years ended December 31, 1996 and 1997, and the period from March 13, 1996 (inception) through June 30, 1999, follows:


                                                                                                 March 13, 1996
                                      Six Months Ended               For the Years Ended          (inception)
                                          June 30,                       December 31,               through
                                  --------------------------        ---------------------          June 30,
                                    1999            1998            1998            1997            1999
                                  ---------       ---------       -------         -------       --------------
                                 (unaudited)     (unaudited)                                      (unaudited)

U.S. statutory federal rate......  15.00%          15.00%          15.00%           15.00%          15.00%
State income tax rate, net.......   5.31%           5.31%           5.31%            5.31%           5.31%
NOL for which no tax
benefit is currently available... -20.31%         -20.31%         -20.31%          -20.31%         -20.31%
                                  ------          ------          ------           ------          ------
                                    0.00%           0.00%           0.00%            0.00%           0.00%
                                  ======          ======          ======           ======          ======




The benefit for income taxes from operations consisted of the following components at December 31, 1998: current tax benefit of $3,105 resulting from a net loss before income taxes, and deferred tax expense of $3,105 resulting from the valuation allowance recorded against the deferred tax asset resulting from net operating losses. The change in the valuation allowance for the December 31, 1998 and 1997, were $3,105 and $130, respectively. Net operating loss carryforwards at December 31, 1998 will begin to expire in 2018. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

Note F: Shareholders' deficit

Preferred Stock

The preferred stock may be issued in series as determined by the Board of Directors. As required by law, each series must designate the number of shares in the series and each share of a series must have identical rights of (1) dividend, (2) redemption, (3) rights in liquidation, (4) sinking fund provisions for the redemption of the shares, (5) terms of conversion and (6) voting rights.

EtG CORPORATION
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note F: Shareholders' deficit

Proposed Initial Public Offering

The Company is planning to offer 200,000 shares of its $.001 par value common stock to the public at $1.00 per share. The offering will be made on a "direct participation" basis and no sales commissions are expected to be paid. The Company is currently in the process of filing on Form SB-2 a registration statement with the Securities and Exchange Commission. This statement is to register 200,000 shares of common stock.

Legal, accounting, and printing costs incurred in connection with the above proposed initial public offering, have been deferred until such time as the proposed offering is closed. Upon closing, the deferred offering costs will be offset against the gross offering proceeds. However, if and when the offering is declared unsuccessful, the costs will be expensed.

Note G: The Year 2000 Issue

The Y2K issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date sensitive software may recognize a date using "00" as the year 1900 instead of 2000. This could result in system failure or miscalculations causing disruptions or operations, including, among other things an inability to process transactions, send invoices, or engage in similar normal business activities. The Company's equipment, consisting of a computer and related components, has been certified as Y2K compliant as of December 31, 1998.

The Company cannot determine the extent to which the Company is vulnerable to third parties' failure to remediate their own Y2K problems. As a result, there can be no guarantee that the systems of other companies on which the Company's business relies will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would have a material adverse effect on the Company. In view of the foregoing, there can be no assurance that the Y2K issue will not have a material adverse effect on the Company's business.

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers.

     Section 78.037 of the Nevada Revised Statutes ("NRS") provides that a corporation, in its Articles of Incorporation, may provide for the limitation of personal liability of directors or officers to the corporation or its stockholders for breach of fiduciary duty except for acts or omissions involving intentional misconduct, fraud or knowing violation of law or unlawful payment of distributions. The Company's Articles of Incorporation contains such a provision.

     The Company's Articles of Incorporation, pursuant to the authority granted by Section 78.037 NRS, state that no director or officer shall be personally liable to the Corporation for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

Item 25. Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

       SEC Registration Fee........................................ $    55.60
       Printing....................................................     500.00
       Blue Sky Fees and Expenses..................................   1,000.00
       Transfer Agent Fees.........................................     500.00
       Accounting Fees and Expenses................................   8,000.00
       Legal Fees and Expenses.....................................  30,000.00
       Miscellaneous Fees and Expenses.............................     450.00
                                                                    ----------
                Total                                               $40,505.60




Item 26. Recent Sales of Unregistered Securities.

     Since inception in 1996, sales of unregistered common stock (the only issued and outstanding securities of the Company) were made by the small business issuer as follows:

Name                   Date Sold        Number of Shares    Cash Consideration
----                   ---------        ----------------    ------------------

David N. Nemelka    March 7, 1999          1,000,000               $1,000
William J. Stutz    August 29, 1998        2,000,000               $2,000

     In addition, 5,000 shares of the small business issuer's restricted common stock were issued to William J. Stutz on March 28, 1999 in exchange for 5,000 shares of restricted common stock of Enjoy The Game, Inc., a Missouri corporation. At the same time 5,000 shares of restricted common stock of the small business issuer were also issued to Valerie M. Stutz in exchange for 5,000 shares of Enjoy The Game, Inc.

     With respect to the sale of all unregistered securities as described above, this small business issuer relied upon the exemptions afforded by Sections 4 (2) or 4 (6) of the Securities Act of 1933 or Rule 506 promulgated under such Act. All recipients were either officers or directors of the Company or were independent, non-affiliated, accredited investors. Each of the certificates evidencing the respective securities contained a restrictive Rule 144 legend. No transfer will be permitted without opinion of counsel that such transfer is in compliance with the rules and regulations of the SEC.

Item 27. Exhibits.

     See Index to Exhibits.

Item 28. Undertakings.

     (a)  The undersigned registrant hereby undertakes that it will:

          (1) File, during any period in which it offers or sells securities under Rule 415 of the Securities Act, a post-effect amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the registration statement; and
              (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Item 24, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (f) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Springs, Missouri on September 7, 1999.

                                         EtG Corporation

                                         By:  /s/  William J. Stutz
                                              ----------------------------------
                                              William J. Stutz
                                              Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 7, 1999.


      Signature                        Title                        Date

/s/  William J. Stutz             President, Treasurer,        September 7, 1999
------------------------          Director, Principal
     William J. Stutz             Financial Officer


/s/  Valerie M. Stutz             Secretary, Director,         September 7, 1999
------------------------          Principal Accounting
    Valerie M. Stutz              Officer

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM SB-2
                                 EtG CORPORATION


3.1     Articles of Incorporation of Registrant

3.12    Articles of Amendment to the Articles of Incorporation

3.2     By-laws of Registrant

5.1     Proposed Form of Opinion of Counsel Regarding Legality

24.1    Consent of Counsel

24.2    Consent of Cordovano and Harvey, P.C., certified public accountants

27      Financial Data Schedule